Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Capstone Therapeutics Corp. (formerly OrthoLogic Corp.) (a development stage company) of our report dated March 27, 2014, relating to the consolidated financial statements of Capstone Therapeutics Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2013:

(1)	Registration Statement (Form S-8 No. 333-134980) pertaining to OrthoLogic Corp.’s 2005 Equity Incentive Plan
(2)	Registration Statement (Form S-8 No. 333-123086) pertaining to OrthoLogic Corp.’s 1997 Stock Option Plan
(3)	Registration Statement (Form S-8 No. 333-87334) pertaining to OrthoLogic Corp.’s 1997 Stock Option Plan
(4)	Registration Statement (Form S-8 No. 033-79010) pertaining to OrthoLogic Corp.’s Stock Option Plan
(5)	Registration Statement (Form S-8 No. 333-01268) pertaining to OrthoLogic Corp.’s Stock Option Plan
(6)	Registration Statement (Form S-8 No. 333-35507) pertaining to OrthoLogic Corp.’s 1997 Stock Option Plan
(7)	Registration Statement (Form S-8 No. 333-09785) pertaining to OrthoLogic Corp.’s Stock Option Plan
(8)	Registration Statement (Form S-8 No. 333-159238) pertaining to OrthoLogic Corp.’s 2005 Equity Incentive Plan

Scottsdale, Arizona
March 27, 2014

/s/ Moss Adams LLP